Exhibit 99.1

[LOGO]

FOR IMMEDIATE RELEASE	Contact:
Michael P. Donovan
MDonovan@HealthExtras.com
HealthExtras, Inc.
(301) 548-2900

HealthExtras to Present at the

SunTrust Robinson Humphrey’s 35th Annual Institutional Conference

ROCKVILLE, MD (April 5, 2006) – HealthExtras, Inc. (NASDAQ: HLEX), announced today that Michael P. Donovan, the Company’s Chief Financial Officer, is scheduled to present at the SunTrust 35th Annual Institutional Conference in Atlanta, Georgia.

HealthExtras’ presentation is scheduled to begin at 7:30 a.m. Eastern time on Wednesday, April 12, 2006. The public may access a live webcast of the presentation on the Corporate Home Page of HealthExtras’ website at www.healthextras.com. A replay of the presentation will be available at the same website following the presentation until Friday, April 21, 2006.

About HealthExtras (www.healthextras.com)

HealthExtras, Inc. is a full-service pharmacy management company. Its clients include self-insured employers, including state and local governments, third-party administrators, managed care organizations and individuals. The Company’s integrated pharmacy benefit management services marketed under the name Catalyst Rx include: claims processing, benefit design consultation, drug utilization review, formulary management, drug data analysis services and mail order services. Additionally, the Company operates a national retail pharmacy network with over 55,000 participating pharmacies.

This press release may contain forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in HealthExtras’ filings with the Securities and Exchange Commission.

# # #

End of Filing